SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2004

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.01.	Entry into a Material Definitive Agreement

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant – Subsection 2.03(b)

Convergys Corporation maintains a $200,000,000 accounts receivable securitization agreement with Falcon Asset Securitization Corporation (“Falcon”) and Fifth Third Bank (“Fifth Third”). Pursuant to the terms of the November 20, 2003 agreement, Convergys Funding Corporation, a wholly owned, consolidated subsidiary of Convergys Corporation, sells to Falcon and Fifth Third on a revolving basis an undivided percentage interest in designed pools of accounts receivables. The parties have executed an amendment, effective as of December 10, 2004, to extend the term of the agreement through December 18, 2005, to redefine certain definitions regarding eligible receivables and to change the delinquency ratio from 8% to 6%.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 3 to Receivables Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II Senior Vice President, General Counsel and Secretary

Date: December 14, 2004

Form 8-K	Convergys Corporation

Exhibit Index

Exhibit Nos.	Description

10.1	Amendment No. 3 to Receivables Purchase Agreement.